Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF OAKRIDGE INTERNATIONAL CORPORATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oakridge International Corporation a Nevada corporation (the "Company") on Form 10-Q for the three months period ending March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Herbert Ying Chiu Lee, President, Director and Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Oakridge International Corporation, and will be retained by Oakridge International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 19, 2015
/s/ Herbert Ying Chiu Lee
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Herbert Ying Chiu Lee
President, Director & Chief Executive Officer